UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2006

Halo Technology Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-33197	88-0467845
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Railroad Avenue, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 422 2950

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(d) Election of Directors

Halo Technology Holdings, Inc. (the "Company") hereby amends its Current Report on Form 8-K filed April 21, 2006, by adding the following:

The board of the directors of the Company (the "Board") held a meeting on May 4, 2006. At the meeting, the Board appointed two new members, John L. Kelly and Gordon O. Rapkin, to the Compensation Committee.

In addition, on May 4, 2006, each of Mr. Kelly and Mr. Rapkin were granted options to acquire 45,000 shares of common stock of the Company as compensation for their service as members of the Board. These options have an exercise price of $1.19 per share and a ten year term. The options were granted pursuant to the form of the Stock Option Agreement attached as Exhibit 10.92 to the third Current Report on Form 8-K filed by the Company on October 27, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halo Technology Holdings, Inc.

May 10, 2006	By:	Ernest C. Mysogland

Name: Ernest C. Mysogland
Title: Executive Vice President